EXECUTIVE EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into as of this 20th day of July, 1999, by and between ValuSALES, Inc., a Florida Corporation (the "Company"), and Jonathan Silverstein, (the "Employee").

                                    RECITALS

         A. The Company desires to employ the Employee from the date set forth above (the "Effective Date") until expiration of the term of this Agreement, and Employee is willing to be employed by Company during that period, on the terms and subject to the conditions set forth in this Agreement. In consideration of the mutual covenants and promises of the parties, the Company and Employee covenant and agree as follows:

         1.  Duties

         During the term of this Agreement, Employee will be employed by the Company to serve as Vice-President of the Company. The Employee will devote such amount of business time to the conduct of the business of the Company as may be reasonably required to effectively discharge Employee's duties under this Agreement and, subject to the supervision and direction of the Company's Board of Directors (the "Board"), will perform those duties and have such authority and powers as are customarily associated with the offices of a Vice-President of a company engaged in a business that is similar to the business of the Company, including (without limitation) (a) the authority to direct and manage the day-to-day operations and affairs of the Company, and (b) the authority to hire and discharge employees of the Company provided, however, that Employee will not be required to perform services for any affiliate of the Company and will not be required to accept any other offices with the Company without Employee's consent. Unless the parties agree otherwise in writing, during the term of this Agreement, Employee will not be required to perform services under this Agreement other than at Company's principal place of business which is located in Broward County, Florida provided, however, that Company may, from time to time, require Employee to travel temporarily to other locations on the Company's business.

         2.  Term of Employment

         2.1  Definitions

         For purposes of this Agreement the following terms have the following meanings:

         (a) "Termination for Cause" means termination by Company of Employee's employment (i) by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) by reason of Employee's material breach of this Agreement or (iii) by reason of Employee's gross negligence or intentional misconduct with respect to the performance of Employee's duties under this Agreement; provided, however, that no such termination will be deemed to be a Termination for Cause unless the Company has provided Employee with written notice of what it reasonably believes are the grounds for any Termination for Cause and Employee fails to take appropriate remedial actions during the 15 day period following receipt of such written notice.

         (b) "Termination Other than For Cause" means termination by the Company of Employee's employment by the Company for reasons other than those which constitute Termination for Cause.

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         (c) "Voluntary Termination" means termination by the Employee of the
Employee's employment with the Company, excluding termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

         2.2  Basic Term

         The term of employment of Employee by the Company will commence on the Effective Date and will extend through the period ending on December 31, 2000, (the "Termination Date"). Company and Employee may extend the term of this Agreement by mutual written agreement.

         2.3  Termination for Cause

         Termination for Cause may be effected by Company at any time during the term of this Agreement and may be effected by written notification to Employee; provided, however, that no Termination for Cause will be effective unless Employee has been provided with the prior written notice and opportunity for remedial action described in Section 2.1. Upon Termination for Cause, Employee is to be immediately paid all accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

         2.4  Termination Other Than for Cause

         Notwithstanding anything else in this Agreement, Company may effect a Termination Other Than for Cause at any time upon giving notice to Employee of such Termination Other Than for Cause. Upon any Termination Other Than for Cause, Employee will immediately be paid all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

         2.5  Termination Due to Disability

         In the event that, during the term of this Agreement, Employee should, in the reasonable judgment of the Board, fail to perform Employee's duties under this Agreement because of illness or physical or mental incapacity ("Disability"), and such Disability continues for a period of more than three
(3) consecutive months, Company will have the right to terminate Employee's employment under this Agreement by written notification to Employee and payment to Employee of all accrued salary and incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination. Any determination by the Board with respect to Employee's Disability must be based on a determination of competent medical authority or authorities, a copy of which determination must be delivered to the Employee at the time it is delivered to the Board. In the event the Employee disagrees with the determination described in the previous sentence, Employee will have the right to submit to the Board a determination by a competent medical authority or authorities of Employee's own choosing to the effect that the aforesaid determination is incorrect and that Employee is capable of performing Employee's duties under this Agreement. If, upon receipt of such determination, the Board wishes to continue to seek to terminate this Agreement under the provisions of this section, the parties will submit the issue of Employee's Disability to arbitration in accordance with the provisions of this Agreement.

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

         2.6  Death

         In the event of Employee's death during the term of this Agreement, Employee's employment is to be deemed to have terminated as of the last day of the month during which Employee's death occurred, and Company will pay to Employee's estate accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

         2.7  Voluntary Termination

         In the event of a Voluntary Termination, Company will immediately pay to Employee all accrued salary, all incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

         3.  Salary, Benefits and Other Compensation

         3.1  Base Salary

         As payment for the services to be rendered by Employee as provided in
Section 1 and subject to the terms and conditions of Section 2, Company agrees to pay to Employee a "Base Salary," payable equal bi-monthly installments. The Base Salary payable to Employee under this Section will initially be $78,000.00. Employee will be entitled to regular salary reviews and raises during the term of this Agreement in the same general manner as other officers of the Company.

         3.2  Incentive Bonus Plans

         During the term of his employment under this Agreement, the Employee will be eligible to participate in any and all bonus and incentive plans to be established by the Board including.

         3.3  Benefit Plans

         During the term of Employee's employment under this Agreement, the Employee is to be eligible to participate in all employee benefit plans to the extent maintained by the Company, including (without limitation) any life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any committee administering such plan or program. On termination of the Employee for any reason, the Employee will retain all of Employee's rights to benefits that have vested under such plan, but the Employee's rights to participate in those plans will cease on the Employee's termination unless the termination is a Termination Other Than for Cause, in which case Employee's rights of participation will continue for a period of one
(1) year following Employee's termination. Notwithstanding anything herein to the contrary, the Employee's spouse and children shall be afforded participation in Employer's comprehensive medical and hospitalization benefits.

         3.4  Withholding of Taxes

         The Employee understands that the services to be rendered by Employee under this Agreement will cause the Employee to recognize taxable income, which is considered under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder as compensation income subject to the withholding of income tax (and Social Security or other employment taxes). The Employee hereby consents to the withholding of such taxes as are required by the Company.

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

         3.5  Vacation

         During the term of this Agreement, Employee will be entitled to two (2) weeks paid vacation time per year.

         3.6  Expenses

         During the term of this Agreement, Company will reimburse Employee for Employee's reasonable out-of-pocket expenses incurred in connection with Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as Company may from time to time reasonably establish for its employees.

         3.7  Performance Bonus

         During the term of this Agreement, Employee shall be shall be entitled to a monthly performance bonus equivalent to ten percent (10%) of the net profits of the Employer. "Net Profits" shall be defined as profits available for distribution following the Employer's payment of any and all operating expenses, salaries, rents, and taxes.

         3.8  Automobile Allowance

         Commencing on September 1, 1999 and monthly thereafter, the Employee shall be entitled to a monthly automobile allowance of US$350.00.

         3.9  Stock Bonus

         Employer shall tender to Silverstein 25,000 shares of Stock in Employer which shares shall be restricted pursuant to Rule 144 of the United States Security Act of 1933 for each US$50,000.00 of Gross Profit of marketing and advertising revenue generated and collected by VALUE. Silverstein shall be entitled to no greater than 300,000 shares of restricted stock in VALUE allocable to the stock bonus referenced in this Section 3.9.

         4.  Severance Compensation

         4.1  Termination Other Than for Cause; Payment in Lieu of Notice

         In the event Employee's employment is terminated in a Termination Other Than for Cause, Employee will be paid as severance pay Employee's Base Salary for the period commencing on the date that Employee's employment is terminated and ending on the date which is six (6) months thereafter, on the dates specified in Section 3.1 for payment of Employee's Base Salary.

         4.2  Termination for Disability

         In the event Employee's employment is terminated because of Employee's disability pursuant to Section 2.5, Employee will be paid as severance pay Employee's Base Salary for the period commencing on the date that Employee's employment is terminated and ending on the date which is one (1) month thereafter, on the dates specified in Section 3.1 for payment of Employee's Base Salary.

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

         4.3  Other Termination

         In the event of a Voluntary Termination, Termination for Cause or Death, Employee or Employee's estate will not be entitled to any severance pay.

         5.  Confidentiality and Non-Competition

         5.1  Confidentiality

         Because of Employee's employment by Company, Employee will have access to trade secrets and confidential information about Company, its products, its customers, and its methods of doing business (the "Confidential Information"). During and after the termination of Employee's employment by the Company, Employee may not directly or indirectly disclose or use any such Confidential Information for a period of five (5) years; provided, that Employee will not incur any liability for disclosure of information which (a) is required in the course of Employee's employment by the Company, (b) was permitted in writing by the Board or (c) is within the public domain or comes within the public domain without any breach of this Agreement.

         5.2  Non-Competition

         In consideration of Employee's access to the Confidential Information, Employee agrees that for a period of two (2) years after termination of Employee's employment, Employee will not, directly or indirectly, use such Confidential Information to compete with the business of the Company, as the business of the Company may then be constituted, within any state, region or locality in which the Company is then doing business or marketing its products. Employee understands and agrees that direct competition means development, production, promotion, or sale of products or services competitive with those of Company. Indirect competition means employment by any competitor or third party providing products competing with Company's products, for whom Employee will perform the same or similar function as he performs for Company. In addition, for a period of two (2) years after termination of Employee's employment, Employee will not induce or attempt to induce any employee of the Company to discontinue his or her employment with the Company for the purpose of becoming employed by any competitor of Company, nor will Employee initiate discussions, negotiations or contacts with persons known by Employee to be a customer or supplier of the Company at the time of Employee's termination of employment for the purpose of competing with the Company.

         5.3 Reasonableness of Restrictions

         Employee hereby acknowledges and agrees that the provisions of Sections
5.1 and 5.2 are wholly in compliance with Florida Law including but not limited to Florida Statute 534.335. In addition, The Restrictions are reasonable and necessary for the proper protection of the business and constitutes legitimate business interests of Employer and will not deprive him of the means or opportunity for suitably supporting and maintaining himself and his family or for obtaining employment.

         5.4  Remedies

         The parties acknowledge and agree that compliance with the agreement is necessary to protect Employer and that a breach of any of these agreements will result in irreparable and continuing damage to Employer for which there will be no adequate remedy at law. The parties hereby agree that in the event of any such breach of any of said agreements, Employer, its successors and assigns shall be entitled to injunctive relief and to such other, further relief as is proper under the circumstances and any remedy provided by law.

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

         6.  Assignment of Inventions

         All processes, inventions, patents, copyrights, trademarks, and other intangible rights (collectively the "Inventions") that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities, or trade secret information of Company was used, or that relate at the time of conception or reduction to practice of the Invention to the business of the Company or to Company's actual or demonstrably anticipated research and development, or that result from any work performed by Employee for Company, will be the sole property of Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to such Inventions. Employee must disclose to Company all inventions conceived during the term of employment, whether or not the invention constitutes property of Company under the terms of the preceding sentence, but such disclosure will be received by Company in confidence. Employee must execute all documents, including patent applications and assignments, required by Company to establish Company's rights under this Section.

         7.  Miscellaneous

         7.1  Waiver

         The waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

         7.2  Entire Agreement; Modification

         Except as otherwise provided in the Agreement, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Employee from Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

         7.3  Notice

         All notices and other communications under this Agreement must be in writing and must be given by personal delivery, telecopier or telegram, or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered, five (5) days after mailing, if mailed, or 8 hours after transmission, if delivered by telecopier or telegram, to the respective persons.

         7.4  Headings

         The Section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

         7.5  Governing Law and Venue

         This Agreement is to be governed by and construed in accordance with the laws of the State of Florida applicable to contracts entered into and wholly to be performed within the State of Florida by Florida residents. Venue of any action arising out of this Agreement shall be in the Circuit Court in and for Broward County, Florida.

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

         7.6  Survival of Company's Obligations

         This Agreement will be binding on, and inure to the benefit of, the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as expressly provided in this Agreement, this Agreement may not be assigned either by Company or by Employee.

         7.7  Counterparts

         This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same Agreement. Facsimile signatures shall constitute original signatures.

         7.8  Withholdings

         All sums payable to Employee under this Agreement will be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.

         7.9  Enforcement

         If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

         7.10  Indemnification

         The Company agrees that it will indemnify and hold the Employee harmless to the fullest extent permitted by applicable law from and against any loss, cost, expense or liability resulting from or by reason of the fact of the Employee's employment hereunder, whether as an officer, employee, agent, fiduciary, director or other official of the Company, except to the extent of any expenses, costs, judgments, fines or settlement amounts which result from conduct which is determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest or to constitute some other type of willful misconduct.

         7.11  Further Assurances

         The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

         7.12  Construction

         Each party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

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

         7.13  Corporate Authority

         This Agreement has been duly authorized by all necessary action on the part of Employer and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Employer with any of the terms and provisions hereof will contravene any law applicable to Employer or result in any breach of the corporate charter or bylaws, or other agreement or instrument to which Employer is a party. This Agreement has been duly entered into and delivered by Employer and constitutes the valid, legal, and binding obligations of Employer, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                     EMPLOYER

                                                     VALUSALES, INC.




                                            By:
------------------------------------             ------------------------------
Witness                                              ANTHONTY BYRNE, President


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Witness

                                                     EMPLOYEE

                                                     JONATHAN SILVERSTEIN






                                            By:
------------------------------------            -------------------------------
Witness                                              JONATHAN SILVERSTEIN


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Witness